Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of January 25, 2010, among B&G Foods, Inc., a Delaware Corporation, (the “Company”) and each of the Guarantors party thereto (the “Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture, dated as of October 14, 2004 (the “Original Indenture”) governing the Company’s 12.0% Senior Subordinated Notes due 2016 (the “Notes”);

WHEREAS, under Section 9.02 of the Original Indenture, the Company, the Guarantors and the Trustee may amend the Original Indenture with the consent of the Holders of at least a majority in principal amount of Notes then outstanding voting as a single class pursuant to the terms set forth therein;

WHEREAS, Holders of a majority in principal amount of Notes outstanding voting as a single class have consented to the amendments set forth herein in connection with the tender offer and consent solicitation of the Company commencing on January 8, 2010, with respect to the Notes (the “Tender Offer”);

WHEREAS, the Company and the Guarantors desire to enter into this First Supplemental Indenture on the date set forth above for the purpose of making the amendments set forth herein, which amendments will become operative as set forth in Section 4 herein; and

WHEREAS, all other conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

1.             DEFINITIONS.  For all purposes of the Original Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           References.  The terms “herein,” “hereof” and other words of similar import refer to the Original Indenture and this First Supplemental Indenture as a whole and not to any particular article, section or other subdivision.

(b)           Capitalized Terms.  All capitalized terms used in this First Supplemental Indenture but not defined herein shall have the meanings assigned to such terms in the Original Indenture.

2.             ELIMINATION AND AMENDMENT OF CERTAIN DEFINED TERMS IN ARTICLE I OF THE ORIGINAL INDENTURE.  From and as of the Operational Time (as defined in Section 4(b) of this First Supplemental Indenture), any defined terms appearing in Article 1 of the Original Indenture or elsewhere in the Original Indenture, and all references thereto, that are used solely in the sections, subsections or provisions of the Original Indenture deleted from the Original Indenture by virtue of Section 3 of this First Supplemental Indenture shall be deleted in their entireties from Section 1.01 of the Original Indenture.

3.             AMENDMENT OF CERTAIN PROVISIONS OF ARTICLES 3, 4, 5 AND 6 AND OTHER RELATED PROVISIONS OF THE ORIGINAL INDENTURE.

(a)           Amendment of Section 3.09 of the Original Indenture.  From and as of the Operational Time (as defined in Section 4(b) of this First Supplemental Indenture), Section 3.09 of the Original Indenture shall be amended by deleting such section in its entirety, together with any references thereto in the Original Indenture.

(b)           Amendment of Article 4 of Original Indenture.  From and as of the Operational Time (as defined in Section 4(b) of this First Supplemental Indenture), Article 4 of the Original Indenture shall be amended by deleting Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4,16, 4.17, 4.18 and 4.19 in their entireties, together with any references thereto in the Original Indenture.

(c)           Amendment of Section 5.01 of Original Indenture.  From and as of the Operational Time (as defined in Section 4(b) of this First Supplemental Indenture), Section 5.01 of the Original Indenture shall be amended by

(i)            adding “and” after “;” at the end of clause (2);

(ii)           deleting “; and” at the end of clause (3) and substituting “.” therefor; and

(iii)          deleting clause (4) in its entirety.

(iv)          deleting the following language: “In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.  This Section 5.01 will not apply to (1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or (2) any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors.”

(d)           Amendment of Article 6 of the Original Indenture.  From and as of the Operational Time, Article 6 of the Original Indenture shall be amended by: (i) deleting Sections 6.01(4), (5), (6), (7) and (10) in their entireties, together with any references thereto in the Original Indenture; (ii) adding “and” after “;” at the end of Section 6.01(1); and (iii) deleting “;” at the end of Section 6.01(2) and substituting “.” therefor.

(e)           Amendment of Additional Provisions of Original Indenture.  From and as of the Operational Time, any and all additional provisions of the Original Indenture shall be deemed amended to reflect the intentions of the amendments provided for in this Section 3 and elsewhere herein.

4.             EFFECT OF FIRST SUPPLEMENTAL INDENTURE; OPERATION OF AMENDMENTS.

(a)           Effect of First Supplemental Indenture.  In accordance with Section 9.04 of the Original Indenture, upon the execution of this First Supplemental Indenture, the Original Indenture shall be modified in accordance herewith, and this First Supplemental Indenture shall form a part of the Original Indenture for all purposes; and every Holder of the Notes heretofore authenticated and delivered under the Original Indenture shall be bound hereby.  Except as modified by this First Supplemental Indenture, the Original Indenture and the Notes, and the rights of the Holders of the Notes thereunder, shall remain unchanged and in full force and effect.

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(b)           Operation of Amendments.  The provisions of this First Supplemental Indenture shall not become operative until the date and time (such date and time, the “Operational Time”) the Company notifies (in writing) The Bank of New York Mellon, as depositary for the Notes under the Tender Offer (the “Depositary”), that the Company has purchased Notes tendered and not withdrawn pursuant to the Tender Offer.  In the event the Company notifies (in writing) the Depositary that it has withdrawn or terminated the Tender Offer prior to the Operational Time, this First Supplemental Indenture shall be terminated and be of no force or effect and the Original Indenture shall not be modified hereby.  The Company shall promptly notify the Trustee in writing of any notice it gives to the Depositary.

5.             MATTERS CONCERNING THE TRUSTEE.  The Trustee accepts the trusts of the Original Indenture, as amended and supplemented by this First Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture, as amended and supplemented by this First Supplemental Indenture, to which the parties hereto and the Holders from time to time of the Notes agree and, except as expressly set forth in the Original Indenture, as amended and supplemented by this First Supplemental Indenture, shall incur no liability or responsibility in respect thereof.  Without limiting the generality of the foregoing, the recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, and the Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or any consents thereto.

6.             RATIFICATION AND CONFIRMATION OF THE ORIGINAL INDENTURE.  Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

7.             MISCELLANEOUS.

(a)           Binding Effect.  All agreements of the Company in this First Supplemental Indenture shall be binding upon the Company’s successors.  All agreements of the Trustee in this First Supplemental Indenture shall be binding upon its successors.

(b)           Governing Law.  THE INTERNAL LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(c)           Conflict with Trust Indenture Act of 1939.  If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Sections 310-317 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), by operation of Section 318(c) of the Trust Indenture Act, the imposed duties shall control.

(d)           Headings for Convenience of Reference.  The titles and headings of the sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

(e)           Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall constitute but one and the same agreement.

(f)            Severability.  In case any provision of this First Supplemental Indenture shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the

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remaining provisions hereof or of the Original Indenture shall not in any way be affected or impaired thereby.

(g)           Effect Upon Original Indenture.  This First Supplemental Indenture shall form a part of Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(signature page follows)

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IN WITNESS WHEREOF, the Company and the Trustee have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed all as of the day and the year first above written.

COMPANY:

B&G FOODS, INC.

By:	/s/ Robert C. Cantwell
Name: Robert C. Cantwell
Title: Executive Vice President of Finance

EXISTING GUARANTORS:

BGH HOLDINGS, INC.

BLOCH & GUGGENHEIMER, INC.

BURNHAM & MORRILL COMPANY

WILLIAM UNDERWOOD COMPANY

By:	/s/ Robert C. Cantwell
Name: Robert C. Cantwell
Title: Executive Vice President of Finance

TRUSTEE

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Franca M. Ferrera
Authorized Signatory